Exhibit 99.1
Harmonic Announces Fourth Quarter and Year End Results
Strong Sales and Earnings for the Quarter;
New Business Driven By Technology Leadership
SUNNYVALE, Calif.—January 31, 2007—Harmonic Inc. (Nasdaq: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary results for the quarter and year ended December 31, 2006.
For the fourth quarter of 2006, the Company reported net sales of $75.3 million, up 20% from $62.9 million in the previous quarter and up 18% from $63.7 million in the fourth quarter of 2005. During the fourth quarter of 2006, the Company saw increased demand for a broad range of new video delivery solutions from domestic cable customers and new international telco and satellite customers. For the full year 2006, the Company reported net sales of $247.7 million, compared to $257.4 million in 2005. Results for 2005 included significant sales of lower-margin access products for a major telco and sales of lower margin third-party products that the Company no longer sells in significant volume.
While the Company had higher international sales in 2006 compared to 2005, domestic sales were notably stronger in the fourth quarter compared to earlier periods in 2006. International sales represented 41% of net sales for the fourth quarter and 49% for the full year of 2006, compared to 41% and 40%, respectively, for the same periods in 2005.
The Company significantly improved its gross margins in 2006 compared to 2005. The year-over-year improvement was primarily due to more favorable gross margins from sales of new products, an increase in the proportion of net sales from higher-margin software and services, and reduced sales of the lower-margin access and third-party products.
GAAP net income for the fourth quarter of 2006 was $5.0 million, or $0.07 per diluted share, compared to a GAAP net loss of $2.0 million, or $0.03 per share, for the same period of 2005. GAAP net income for the fourth quarter of 2006 included a charge of $2.9 million for restructuring, impairment, and other costs arising from the Company’s decision to reduce costs by discontinuing a product line and closing its manufacturing operations in the United Kingdom. GAAP net income for the fourth quarter of 2006 also included non-cash charges of $1.3 million for stock-based compensation expense and $0.5 million of amortization of intangibles. GAAP results presented for 2005 do not include stock-based compensation expense.
For the full year 2006, GAAP net income was $1.0 million, or $0.01 per diluted share, compared to a GAAP net loss of $5.7 million, or $0.08 per share, in 2005. The Company has not yet finalized its purchase accounting for its recent acquisition of the video networking business of Entone Technologies, Inc. Consequently, the GAAP results presented herein are preliminary and may be revised prior to the filing of the Company’s Report on Form 10-K for the fiscal year ended December 31, 2006.
Excluding accounting charges for restructuring, impairment and other costs, stock-based compensation expense and the amortization of intangibles, the non-GAAP net income for the fourth quarter of 2006 was $9.9 million, or $0.13 per diluted share, compared to a non-GAAP net loss of $1.8 million, or $0.02 per share, for the same period of 2005. For the full year 2006, non-GAAP net income was $13.9 million, or $0.18 per diluted share, compared to a non-GAAP net loss of $3.2 million, or $0.04 per share, for 2005. See “GAAP to non-GAAP Income (Loss) Reconciliation” below for further information on the Company’s non-GAAP measures.
As of December 31, 2006, the Company had cash, cash equivalents and short-term investments of $92.4 million, compared to $110.8 million at the end of 2005. The decrease reflected cash used of $26.3 million in connection with the acquisition of the Entone video networking software business in December 2006, partially offset by positive cash generation from operations and interest income.
“We are pleased with our strong sales and earnings in the fourth quarter of 2006, driven in large part by the reassertion of our technology leadership,” said Patrick Harshman, President and Chief Executive Officer. “During the quarter, we saw increased shipments to domestic cable customers for a wide range of products, including our high-definition encoders, video processing, video-on-demand edge and optical access solutions. In several intensely competitive evaluations, our powerful MPEG-4 AVC and MPEG-2 high-definition video encoding products have won new business, indicating continued IPTV market leadership and a resurgent leadership position with DBS satellite operators around the globe.”
“The demand for our next-generation encoders and video processing solutions, coming from a wide variety of US and international customers, confirms our belief that we have the right products at the right time. Our customers have also expressed strong interest in our new on-demand content ingest, distributed content management and streaming solutions, the result of our recent acquisition of Entone’s video networking software business. We believe Harmonic dramatically improved its competitive position in 2006 by introducing compelling new products, expanding its customer base and improving its operating performance. While the first quarter is historically the slowest period in the year, we had strong bookings and sales momentum in the fourth quarter which positions us well as we move into 2007.”
Business Outlook
The Company anticipates net sales for the first half of 2007 to be in a range of $135 to $145 million and gross margins to be 44% to 45% on a non-GAAP basis, excluding stock-based compensation expense, amortization of intangibles and potential additional restructuring charges related to the closure of its UK manufacturing facility. At this time, the Company is unable to forecast its gross margin on a GAAP basis for the first half of 2007, in part because it has not yet finalized its purchase accounting for the acquired Entone business.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.617.213.8843 (participant code 77753164). The replay will be available after 5:00 p.m. Pacific at the same website address or by calling +1.617.801.6888 (participant code 11044998).
About Harmonic Inc.
Harmonic Inc. is a leading provider of versatile and high performance video solutions that enable service providers to efficiently deliver the next generation of broadcast and on-demand services including high definition, video-on-demand, network personal video recording and time-shifted TV.
Harmonic (Nasdaq: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to demand for our next-generation encoders and video processing solutions; our belief that our strong bookings and sales momentum in the fourth quarter of 2006 positions us well as we move into 2007; our expectation that net sales for the first half of 2007 will be in the range of $135 to $145 million, and our gross margins will be 44% to 45% on a non-GAAP basis. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that our next generation encoders and video processing solutions will not generate sales that are commensurate with our expectations; delays or decreases in capital spending in the cable, satellite and telco industries, customer concentration and consolidation, general economic conditions, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic’s international operations, inventory management, the effect of competition, difficulties associated with rapid technological changes in Harmonic’s markets, the need to introduce new and enhanced products, and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report filed on Form 10-K and Form 10-K/A for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the quarter ended September 29, 2006, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.

Editor’s Note:	Product and company names used here are trademarks or registered trademarks of their respective companies.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,454	$37,818
Short-term investments	58,917	73,010
Accounts receivable, net	64,674	43,433
Inventories	42,116	38,552
Prepaid expenses and other current assets	12,807	8,335

Total current assets	211,968	201,148

Property and equipment, net	14,816	17,040

Goodwill, intangibles and other assets	55,178	8,109

	$281,962	$226,297

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$460	$812
Accounts payable	33,863	19,378
Income taxes payable	7,098	6,480
Deferred revenue	29,052	18,932
Accrued liabilities	44,097	37,438

Total current liabilities	114,570	83,040

Long-term debt, less current portion	—	460
Accrued excess facilities costs	16,434	18,357
Other non-current liabilities	5,824	11,458

Total liabilities	136,828	113,315

Stockholders’ equity:
Common stock	2,078,942	2,048,164
Accumulated deficit	(1,933,709)	(1,934,715)
Accumulated other comprehensive loss	(99)	(467)

Total stockholders’ equity	145,134	112,982

	$281,962	$226,297

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net sales	$75,338	$63,740	$247,684	$257,378

Cost of sales	45,174	41,633	146,238	163,430

Gross profit	30,164	22,107	101,446	93,948

Operating expenses:
Research and development	9,901	9,787	39,455	38,168
Selling, general and administrative	16,621	14,372	65,243	61,475
Amortization of intangibles	291	116	470	1,349

Total operating expenses	26,813	24,275	105,168	100,992

Income (loss) from operations	3,551	(2,168)	(3,722)	(7,044)

Interest and other income, net	1,816	564	5,338	1,750

Income (loss) before income taxes	5,167	(1,604)	1,616	(5,294)

Provision for income taxes	126	412	609	437

Net income (loss)	$5,041	$(2,016)	$1,007	$(5,731)

Net income (loss) per share
Basic	$0.07	$(0.03)	$0.01	$(0.08)

Diluted	$0.07	$(0.03)	$0.01	$(0.08)

Shares used to compute net income (loss) per share:
Basic	75,670	73,606	74,639	73,279

Diluted	76,547	73,606	75,183	73,279

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2006	December 31, 2005
Cash flows from operating activities:
Net income (loss)	$1,007	$(5,731)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Impairment and amortization of intangibles	2,200	2,603
Depreciation	7,383	8,676
Stock-based compensation	5,722	35
Impairment and loss on disposal of fixed assets	297	114
Deferred income taxes	—	(366)
Changes in assets and liabilities:
Accounts receivable	(21,264)	21,804
Inventories	(3,474)	4,581
Prepaid expenses and other assets	(5,422)	1,182
Accounts payable	13,396	(3,347)
Deferred revenue	7,774	5,234
Income taxes payable	493	(624)
Accrued excess facilities costs	(877)	(5,846)
Accrued and other liabilities	1,749	(12,261)

Net cash provided by operating activities	8,984	16,054

Cash flows from investing activities:
Purchases of investments	(70,398)	(63,328)
Proceeds from sale of investments	84,820	64,334
Acquisition of property and equipment, net	(5,143)	(5,666)
Acquisition of Entone, net of cash acquired	(26,305)	—
Acquisition of BTL, net of cash acquired	—	(5,661)

Net cash used in investing activities	(17,026)	(10,321)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	4,643	6,478
Repayments under bank line and term loan	(812)	(1,067)
Repayments of capital lease obligations	(82)	(92)

Net cash provided by financing activities	3,749	5,319

Effect of exchange rate changes on cash and cash equivalents	(71)	163

Net increase (decrease) in cash and cash equivalents	(4,364)	11,215
Cash and cash equivalents at beginning of period	37,818	26,603

Cash and cash equivalents at end of period	$33,454	$37,818

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature or affect the period-to-period comparability of results, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income (loss) and net income/(loss) per share. The presentation of non-GAAP information is subject to material limitations, is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of non-GAAP net income/(loss) to GAAP net income/(loss) is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
–	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with a) a recent reorganization of its senior management, and b) the closing of its manufacturing operations in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

–	Excess Facilities

The Company has incurred excess facilities costs in operating expenses due to the recent campus consolidation and abandonment of several leased buildings. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

–	Product Discontinuance

In connection with the closing of its manufacturing operations in the UK, the Company has discontinued a product line. This resulted in a charge for inventory in excess of end-of-life requirements and for fixed assets. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
–	Stock-Based Compensation Expense

Harmonic has incurred stock-based compensation expense in cost of sales and operating expenses as required under FAS 123R for fiscal year 2006 and under APB 25 for prior comparative periods. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other public companies.

–	Impairment and Amortization of Intangibles

The Company has incurred amortization of intangibles, included in gross margins and operating expenses, related to acquisitions. In addition, the Company recorded an impairment of its fixed assets and intangibles due to its decision to discontinue a product line. Management excludes these items when it evaluates its core operating performance. We believe that eliminating this expense is useful to investors when comparing historical and prospective results and comparing such results to other public companies since the amortization of intangibles will vary if and when the Company makes additional acquisitions.

Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended December 31, 2006			Three Months Ended December 31, 2005
(In thousands)	Gross Margin	Operating Expense	Net Income (loss)	Gross Margin	Operating Expense	Net Income (loss)

GAAP	$30,164	$26,813	$5,041	$22,107	$24,275	$(2,016)

Cost of sales related to severance costs	287		287	153		153
Cost of sales related to product discontinuance	1,134		1,134
Cost sales related to stock based compensation expense	202		202
Research and development expense related to stock based compensation expense		(334)	334
Selling, general and administrative expense related to severance costs		(198)	198		(939)	939
Selling, general and administrative expense related to excess facilities costs		(116)	116		1,118	(1,118)
Selling, general and administrative expense related to stock based compensation expense		(810)	810
Impairment and amortization of fixed assets and intangibles	1,237	(491)	1,728	158	(116)	274

Non-GAAP	$33,024	$24,864	$9,850	$22,418	$24,338	$(1,768)

GAAP income (loss) per share – basic and diluted			$0.07			$(0.03)

Non-GAAP income (loss) per share – basic and diluted			$0.13			$(0.02)

Shares used in per-share calculation – basic			75,670			73,606

Shares used in per-share calculation – diluted			76,547			73,606

	Year Ended December 31, 2006			Year Ended December 31, 2005
	Gross Margin	Operating Expense	Net Income (loss)	Gross Margin	Operating Expense	Net Income (loss)

GAAP	$101,446	$105,168	$1,007	$93,948	$100,992	$(5,731)

Cost of sales related to severance costs	587		587	153		153
Cost of sales related to product discontinuance	1,134		1,134
Cost of sales related to stock based compensation expense	957		957
Research and development expense related to severance costs		(12)	12
Research and development expense related to stock based compensation expense		(1,638)	1,638
Selling, general and administrative expense related to severance costs		(848)	848		(939)	939
Selling, general and administrative expense related to stock based compensation expense		(3,124)	3,124
Selling, general and administrative expense related to excess facilities expense		(2,174)	2,174		1,118	(1,118)
Impairment and amortization of fixed assets and intangibles	1,730	(670)	2,400	1,254	(1,349)	2,603

Non-GAAP	$105,854	$96,702	$13,881	$95,355	$99,822	$(3,154)

GAAP income (loss) per share – basic and diluted			$0.01			$(0.08)

Non-GAAP income (loss) per share – basic			$0.19			$(0.04)
Non-GAAP income (loss) per share – diluted			$0.18			$(0.04)

Shares used in per-share calculation – basic			74,639			73,279

Shares used in per-share calculation – diluted			75,183			73,279